Exhibit 3.1

AMENDMENTS TO THE BYLAWS
of The Pepsi Bottling Group, Inc., effective May 18, 2009

The undersigned, being the duly acting and appointed Secretary of The Pepsi Bottling Group, Inc., a Delaware corporation (the “Company”), hereby certifies that the Board of Directors of the Company amended the Company’s Bylaws effective May 18, 2009, as follows:

1.           The following clause was inserted into the last sentence of Article 2, Section 3, Special Meetings, between “Any request for a special meeting of stockholders shall state the purpose or purposes of the proposed meeting, and such purpose or purposes shall be set forth in the notice of meeting,” and “and the business transacted at any such special meeting shall be limited to such purpose or purposes.”

which must also contain the information set forth in Article 2, Section 7 hereof as if such stockholder were seeking to have the subject matter of the special meeting included in an annual meeting of stockholders,

2.           Article 2, Section 7 of the Company’s Bylaws was deleted in its entirety and replaced with the following:

SECTION 7.         NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

(a)           Annual Meetings of Stockholders.

(1)       Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 7.

(2)       For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice relating to an annual meeting of stockholders shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of the first anniversary of the immediately preceding year’s annual meeting of stockholders (provided, however, that in the event that the date of the annual meeting of stockholders is more than thirty days before or more than thirty (30) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation).  In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  To be in proper form, a stockholder’s notice to the Secretary must set forth:

(a) as to each person, if any, whom the stockholder proposes to nominate for election as a director (i) the name, address, and principal occupation of each nominee, (ii) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(b) if the notice relates to any business (other than the nomination of persons for election as directors) that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, and (iv) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner; (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (i) the eligibility of such proposed nominee to serve as a director of the Corporation, and (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation.

      (b)           General.

(1)       Only such persons who are nominated in accordance with the procedures set forth in this Section 7 shall be eligible to be elected at an annual meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 7, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 7, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 7, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)       For purposes of this Section 7, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(3)        Nothing in this Section 7 shall be deemed to (a) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act, (b) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, or (c) affect any rights of the holders of any class or series of Preferred Stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the certificate of incorporation.

(4)         Except as provided in subsection (5) below, for purposes of this Section 7, references to “annual meeting of stockholders” shall refer to any annual meeting of stockholders that occurs following June 1, 2009.

          (5)         For business proposed by a stockholder to be a proper subject for action at an annual meeting of stockholders scheduled to occur on or prior to June 1, 2009, including any adjournment or postponement thereof, in addition to any requirement of law, the stockholder must timely request (by certified mail – return receipt requested) that the proposal be included in the Corporation’s proxy statement for the meeting, and such request must satisfy all of the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

3.           The following was adopted as Article 2, Section 9 of the Company’s Bylaws:

SECTION 9.  ACTION BY WRITTEN CONSENT OF STOCKHOLDERS.

(a)           General.  Unless otherwise prescribed by statute, the Certificate of Incorporation or these Bylaws, any action required or permitted by stockholders at an annual or special meeting of the Corporation, or any action which may be taken at an annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in the manner set forth in Section 9(d) hereof.

(b)           Request for Record Date.  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date.  In order to be effective, such written notice must contain the information set forth in Article 2, Section 7 hereof as if such stockholder were seeking to have the subject matter of the consent considered at an annual meeting of stockholders.  The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a Consent (as defined in Section 9(c)) setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner set forth in Section 9(d).  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c)           Date of Consent.  Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this Section 9 as a “Consent”) shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Section 9, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

(d)           Delivery of Consent. (i) Every Consent must be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery must be made by hand or by certified or registered mail, return receipt requested.

(ii) Any copy, facsimile or other reliable reproduction of a Consent may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(iii) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes hereof if such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine: (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such Consent was signed.  No Consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation in the manner provided in  Section 9(d)(i).

(e)           Notice of Action.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided herein.

(f)           Challenge to Validity of Consent.  Nothing contained in this Section 9 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

4.           The following clause was inserted into the first sentence of Article 7, Section 5, Capital Stock, between “in order to make a determination of stockholders for any other purpose,” and “the Board of Directors shall fix in advance a date as the record date for the determination of stockholders”:

   subject to Article 2, Section 9 hereof,

Dated: May 18, 2009

THE PEPSI BOTTLING GROUP, INC.
by
/s/ Steven M. Rapp
Name: Steven M. Rapp
Title: Secretary